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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 22, 2002

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



             DELAWARE                    1-9210              95-4035997
   (State or other jurisdiction       (Commission        (I.R.S. Employer
         of incorporation)            File Number)      Identification No.)


               10889 WILSHIRE BOULEVARD
               LOS ANGELES, CALIFORNIA                           90024
       (Address of principal executive offices)                (ZIP code)



               Registrant's telephone number, including area code:
                                 (310) 208-8800



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Item 5.  Other Events and Regulation FD Disclosure
------   -----------------------------------------

     On August 22, 2002, Occidental completed the sale of the entities that own its 29.5-percent interest in Equistar Chemicals, LP ("Equistar") to Lyondell Chemical Company ("Lyondell") and its purchase of 34 million shares of Lyondell's newly issued Series B common stock, $1.00 par value per share, which constitute approximately 21 percent of Lyondell's common stock. These transactions are expected to reduce the volatility of Occidental's earnings in the future and provide Occidental an exit from the bulk petrochemicals business (see the description below of the restrictions on transferability of the Series B common stock). Following the closing of these transactions, Occidental's indemnity in favor of Equistar, which related to approximately $420 million of Equistar's debt, terminated. Bondholders of Equistar and other third party creditors were not direct beneficiaries of Occidental's indemnity. Occidental will account for its Lyondell holdings as an equity investment.

     In the fourth quarter of 2001, Occidental recorded an after-tax charge of $240 million to write down its investment in the Equistar partnership. This reduced the after-tax carrying value of the investment to approximately $375 million, representing the approximate fair value of Lyondell's Series B Common Stock to Occidental had these transactions closed at that time.

     In the first quarter of 2002, Equistar wrote off goodwill on its balance sheet, resulting in a charge to its earnings of $1.1 billion. This write-down by Equistar did not affect Occidental's investment in Equistar because there was no significant difference between Occidental's book basis in the Equistar investment and the underlying equity in net assets of Equistar subsequent to Occidental's write-down discussed above.

     Occidental will have an after-tax gain of at least $100 million in the third quarter of 2002 as a result of closing these transactions. The gain results from: Occidental's share of Equistar losses in 2002, which reduced the carrying value of the investment prior to the closing of these transactions; an increase in the fair value of Lyondell's Series B Common Stock received in exchange for the partnership interests since December 31, 2001; and additional tax benefits accruing to Occidental due to a change in the tax regulations relating to the disposition of members of tax consolidations announced by the Internal Revenue Service in March 2002 and effective for transactions closing after March 7, 2002.

     To effect these transactions, Occidental has entered into several agreements with Lyondell, including:

     o  a Securities Purchase Agreement, effective July 8, 2002;
     o  a Stockholders Agreement, effective August 22, 2002;
     o  a Warrant, effective August 22, 2002;
     o  a Registration Rights Agreement, effective August 22, 2002; and
     o  an Occidental Partner Sub Purchase Agreement, effective July 8, 2002.

     These agreements are briefly described below. The descriptions below do not attempt to completely describe these agreements. Please refer to the copies of these agreements enclosed as exhibits to this report.


                                       1
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                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

o Occidental paid Lyondell $440 million for 34 million shares of Series B common stock, a warrant (described below), and a right to receive from Lyondell 7.38 percent of any distributions (excluding distributions from asset or equity sales) that Lyondell receives from Equistar before May 1, 2004.

o Lyondell Series B common stock is basically identical to Lyondell regular common stock except that Lyondell may elect to pay dividends on the Series B common stock "in-kind," meaning in shares of Series B common stock, rather than in cash.

                             STOCKHOLDERS AGREEMENT
                             ----------------------

o The agreement will be effective as long as Occidental owns 17 million or more shares of Lyondell common stock.

o Occidental may not sell its Series B common stock or Warrant without Lyondell's consent.

o Occidental may convert its Series B common stock into Lyondell regular common stock only after 3 years, or after 2 years if Lyondell's credit agreements do not prohibit Lyondell from paying dividends on the shares Occidental proposes to convert, as is currently the case. Occidental may convert and sell its Series B common stock at any time with Lyondell's consent.

o Occidental generally must vote its shares in favor of the slate of directors proposed by Lyondell's management.

o Two of Occidental's executive officers have been elected to Lyondell's board of directors.

o Occidental may not engage in certain activities to attempt to control Lyondell's management.

                                    WARRANT
                                    -------

o Occidental may purchase up to 5 million shares of Lyondell's regular common stock for $25 per share, subject to adjustment if Lyondell's regular common stock is trading below $11 per share during the 15 business days before December 31, 2002. This Warrant expires on the close of business on August 22, 2007.

o Lyondell may elect to pay Occidental, in cash or regular or Series B common stock, the difference between (x) the value of the Lyondell shares Occidental elects to purchase under this Warrant and (y) the purchase price for those shares.

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

o Occidental has specific rights requiring Lyondell to register Lyondell regular common stock that Occidental owns. Occidental has a number of demand and piggyback registration rights, subject to certain restrictions.


                                       2
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                   OCCIDENTAL PARTNER SUB PURCHASE AGREEMENT
                   -----------------------------------------

o Occidental sold its three indirect subsidiaries that own a total of 29.5 percent of Equistar for $440.01 million in cash.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
------   ------------------------------------------------------------------

     (c)  Exhibits

          10.1 Securities Purchase Agreement, dated as of July 8, 2002, by and between Lyondell Chemical Company and Occidental Chemical Holding Corporation

          10.2 Stockholders Agreement, dated as of August 22, 2002, by and among Lyondell Chemical Company and the Stockholders as defined therein

          10.3 Warrant for the Purchase of Shares of Common Stock, issued August 22, 2002

          10.4 Registration Rights Agreement, dated as of August 22, 2002, by and between Occidental Chemical Holding Corporation and Lyondell Chemical Company

          10.5 Occidental Partner Sub Purchase Agreement, dated July 8, 2002, by and among Lyondell Chemical Company, Occidental Chemical Holding Corporation, Oxy CH Corporation and Occidental Chemical Corporation


                                       3
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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 OCCIDENTAL PETROLEUM CORPORATION
                                           (Registrant)




DATE:  September 6, 2002         /s/ STEPHEN I. CHAZEN
                                 -----------------------------------------------
                                 Stephen I. Chazen
                                 Executive Vice President- Corporate Development
                                 and Chief Financial Officer
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                                  EXHIBIT INDEX

Exhibit No.                             Description
----------                              -----------

   10.1 Securities Purchase Agreement, dated as of July 8, 2002, by and between Lyondell Chemical Company and Occidental Chemical Holding Corporation

   10.2 Stockholders Agreement, dated as of August 22, 2002, by and among Lyondell Chemical Company and the Stockholders as defined therein

   10.3         Warrant for the Purchase of Shares of Common Stock, issued
                August 22, 2002

   10.4 Registration Rights Agreement, dated as of August 22, 2002, by and between Occidental Chemical Holding Corporation and Lyondell Chemical Company

   10.5 Occidental Partner Sub Purchase Agreement, dated July 8, 2002, by and among Lyondell Chemical Company, Occidental Chemical Holding Corporation, Oxy CH Corporation and Occidental Chemical Corporation